EXHIBIT 10.6

                                                                [Execution Copy]

                           SOFTWARE LICENSE AGREEMENT

This Software License Agreement is made this 31st day of March, 2004 ("the Effective Date"), by and between Natural Health Trends Corp., a Florida corporation, ("NHTC"), MV MergerCo, Inc., a Delaware Corporation (hereinafter "MergerCo"), and MarketVision Consulting Group, LLC, a Delaware LLC having a registered address of 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901, ("Licensee").

                                   BACKGROUND

Under that certain Agreement and Plan of Merger dated March 31, 2004 (as the same may be modified, amended, supplemented and/or restated from time to time, the "Merger Agreement"), among Natural Health Trends Corp., MV MergerCo, Inc., and MarketVision Communications Corporation ("MVCC"), the MarketVision Software (as defined in the Merger Agreement) developed and owned by MVCC became owned by MergerCo.

This is the MarketVision Software License Agreement referred to (and defined as such) in the Merger Agreement. It is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement that NHTC and MergerCo execute and deliver this Agreement.

Now, therefore, in consideration of the premises and mutual covenants and undertakings herein contained and of each and every act performed or to be performed hereunder, NHTC, MergerCo, and Licensee hereby agree and covenant as follows:

1.       Definitions.

         1.1 Software: means the MarketVision Software in executable and machine-interpretable form, and any updates and enhancements thereto made by or for any party to this Agreement.

         1.2 Documentation: means, with respect to a software program of the Software, the source code, if applicable (with comments as may exist), as well as any pertinent commentary or explanation prepared by or for, or that is the property of, the owner, developer, author, or maintainer, including without limitation all notes, flow charts, programmer's and user's manuals.

         1.3 Intellectual Property Rights: means patent rights (including patent applications and disclosures), copyrights (including, but not limited to, rights in audiovisual works), trademark rights (including but not limited to trademarks, whether registered or not), trade secret rights, rights of priority and any other intellectual property right recognized in any country or jurisdiction in the world.

         1.4 Trademark: means the service mark and trademark MARKETVISION in the goods and services of the development, distribution, and maintenance of the Software.
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         1.5 Other Definitions: Capitalized terms not otherwise expressly defined in this Agreement shall have the meanings set forth in the Merger Agreement.

2. License. Subject to the terms and conditions of this Agreement, MergerCo grants to Licensee an irrevocable, exclusive, perpetual, royalty-free, fully-paid, worldwide, transferable, sublicensable right and license to use, copy, modify, distribute, rent, lease, enhance, transfer, market, and create derivative works of the Software and Documentation, and to sue for infringement of the Software and Documentation for its own account and without right of accounting to Licensor. MergerCo further grants to Licensee an irrevocable, exclusive, perpetual, royalty-free, fully-paid, worldwide, transferable, sublicensable right and license to use the Trademark in connection with its development, distribution, and maintenance of the Software and Documentation.

3. Limited Rights. Notwithstanding the foregoing, Licensee agrees that during the period commencing on the date hereof and ending on the date upon which an Event of Default occurs, (i) subject to Licensor's compliance with
Section 6 below, Licensee agrees to waive its right to exclusivity granted under
Section 2 above, and to waive its rights to sublicense, distribute, rent, lease, transfer, market, and sue for infringement of, the Software and Documentation, in order to enable Licensor to use the Software and Documentation, and to grant such restricted licenses to the Software and Documentation to third parties as are permitted herein. Following the occurrence of an Event of Default, (a) each and every element of Licensee's waiver under this Section 3 of exclusivity and of rights shall terminate, and (b) Licensee may exercise and exploit every right granted to it under Section 2 above, such rights to be exclusive except as subject to MergerCo's retention of a limited right to use the Software and Documentation for Licensor's (Licensor's affilate's, or other permitted owner's) internal use only and not as an application service provider or service bureau, and (ii) MergerCo shall not rent, lease, license, transfer or distribute the Software or the Documentation without the prior written consent of Licensee; provided however, that NHTC, MergerCo or any of their affiliates or joint ventures may transfer the ownership of the Software to any third party in connection with a sale of all, or substantially all, of the assets of such entity, subject in each case to Licensee's rights, and the acquiring party's assumption of all obligations, under this Agreement.

4. Proprietary Rights. All right, title, interest, ownership and proprietary rights in and to the Software and Documentation (including derivative works, enhancements, corrections, or improvements made by Licensee, but only such made prior to an Event of Default) shall remain in MergerCo, NHTC, or any affiliate thereof, as the case may be, subject in each case to Licensee's rights under this Agreement. MergerCo's rights under this Section 4 will include all Intellectual Property Rights in the Software and Documentation, but shall exclude any Intellectual Property Rights in any derivative works, enhancements, corrections, or improvements that Licensee may create following the occurrence of an Event of Default.

5. Maintenance. During the term of this Agreement, MergerCo and/or NHTC, any affilate thereof or other permitted owner of the Software and Documentation will, upon written request from Licensee from time to time, provide Licensee the following materials and standard maintenance services for the Software through electronic download, electronic mail transmission, or physical delivery: (i) the Software and Documentation as they exist as of the date of this Agreement; (ii)

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corrections of substantial defects in the Software; and (iii) periodic updates of the Software that may incorporate (a) corrections of any Software defects,
(b) fixes of any Software bugs, and (c) any enhancements to the Software, created, designed, or implemented by MergerCo, NHTC, and/or their employees, contractors, and agents. Standard maintenance services do not include:
(i) custom programming services; (ii) on-site support; or (iii) hardware and related supplies.

6. Restrictions on Licensing of Software by Licensor. During the period (the "Restricted Period") commencing on the date hereof and ending on the earlier of (a) the occurrence of an Event of Default (as hereinafter defined), or (b) the date on which an Event of Default can no longer occur (because the Promissory Notes have been paid in full and a Share Default (as hereinafter defined) is incapable of occurring (due to the price threshold having been satisfied), Licensor shall not license the Software or the Documentation to any third parties or allow any third parties to use the Software unless (x) such license or use is pursuant to a written agreement for use of the Software solely on an application service provider basis with services to be provided by Licensor ("Third-Party License"); (y) such Third-Party License is expressly assignable by Licensor to Licensee following an Event of Default without the consent of the third-party licensee; and (z) other than such client modules as are necessary for the third-parties' use of the Software, a copy of the Software is not made available nor delivered to such third-party licensee; provided however, that the Licensor may deliver to a reputable escrow agent a copy of the Software source code (and updates thereto) pursuant to a customary source code escrow agreement that provides, inter alia, that the third party licensee's rights to use the Software upon a release event are limited to such use necessary for the third-party licensee to exercise its license rights under the Third-Party License.

7. Engagement of Licensee and Assignment of Licenses. Following an Event of Default: (i) Licensee shall perform application service provider services (in a manner consistent with the services provided by MVCC prior to the date hereof) featuring the Software to Licensor, if elected by Licensor; (ii) thereafter Licensor shall pay Licensee until all obligations due and payable under the Promissory Notes have been paid in full (a) $36 for each newly signed distributor of Licensor, MergerCo, NHTC, or any affiliate thereof, if the total outstanding obligations under the Promissory Notes exceeds $500,000, and (b) $18 for each newly signed distributor of Licensor, MergerCo, NHTC, or any affiliate thereof, if the total outstanding obligations under the Promissory Notes is equal to or less than $500,000; (iii) Licensor shall assign to Licensee all of Licensor's rights and obligations under any licenses or application service provider agreements pertaining to the Software and elected by Licensee, entered into by Licensor with third parties; and (iv) any waiver of, or restriction on, Licensee's rights under Section 2 herein shall terminate.

8. Disclaimers. MERGERCO AND NHTC MAKE NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

THE SOFTWARE PROVIDED UNDER THIS AGREEMENT IS "AS IS".

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9.       Term and Termination. This Agreement becomes effective as of the
Effective Date and will terminate on March 31, 2008; provided however, if an Event of Default has occurred prior to such termination date, this Agreement shall continue until terminated in writing by Licensee.

10. Event of Default. Each and any of the following events shall comprise an Event of Default under this Agreement:

         10.1 The Issuer under the any Promissory Note fails to make a payment when due and that failure is not cured within 30 days after written notice from any of the holders thereof or their agent;

         10.2 The Licensor defaults on any payments due under the Employment Agreements, as defined in the Merger Agreement, between Licensor and a member of the Licensee; or

         10.3 A "Share Default" occurs, defined as the Market Value per share of the NHTC Common Stock failing to equal or exceed $10.00 per share for any one
(1) rolling period of six (6) consecutive months during the three-year period commencing on the earlier of (i) the first anniversary of the date of this Agreement, or (ii) the date on which the Merger Shares are registered with the Securities and Exchange Commission for resale to the public.

11. Confidentiality. Confidential Information shall include the Software, Documentation, the terms under this Agreement, and all information clearly identified as confidential. During the Restricted Period, Licensee shall hold all Confidential Information in confidence, and shall take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents to third parties not subject in writing to the confidentiality obligations in this Section. MergerCo and NHTC shall hold all Confidential Information in confidence, and shall take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by their respective employees or agents except to permitted third parties that are subject in writing to the confidentiality obligations in this Section.

12.      General Provisions.

         12.1 Independent Contractor Relationship. The relationship between MergerCo and Licensee established by this Agreement is that of independent contractors. No franchise, joint venture or partnership is established by this Agreement. Neither party is the agent, broker, partner, employee, or legal representative of the other for any purpose.

         12.2 Assignment. Neither party will have the right to assign this Agreement in whole or in part without written approval of the other party, which approval will not be unreasonably withheld or delayed. However, either party may assign this Agreement without such consent in connection with a merger, acquisition, corporate reorganization or sale of all or substantially all of its assets, unless such transaction would result in an assignment to an entity reasonably deemed to be a direct competitor of the other party. This Agreement will inure to the benefit of, and will be binding upon, the parties and their successors and permitted assigns.

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         12.3 Notices. All notices under this Agreement must be in writing and sent to the address of the receiving party specified below, via hand delivery, United States registered or certified mail, return receipt requested, or recognized overnight courier service. Notice shall be effective upon receipt if hand delivered or if delivered by overnight courier, or three (3) days after posting if deposited in U.S. mail. The parties may change their notice address by giving notice in accordance with this Section.

         12.4 Agents and Subcontractors. MergerCo may use third parties under contract with MergerCo to assist MergerCo in the performance of its obligations under this Agreement, provided that MergerCo will remain responsible for all its obligations under this Agreement whether or not such third parties so assist MergerCo.

         12.5 Jurisdiction and Venue. This Agreement and any dispute arising from or relating to the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to conflicts of laws principles. The parties irrevocably agree to the exclusive jurisdiction of the federal or state courts located in Delaware.

         12.6 Force Majeure. Nonperformance by either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental acts or orders or restrictions, or any other reason when failure to perform is beyond the reasonable control of the nonperforming party.

         12.7 No Waiver. The waiver by either party of a breach of any provision of this Agreement or the failure by either party to exercise any right hereunder shall not operate or be construed as a waiver of any subsequent breach or as a waiver of any other right.

         12.8 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. Any provision held overbroad as written will be deemed amended to narrow its application to the extent necessary to make the provision enforceable under applicable law, and enforced as amended. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

         12.9 Complete Agreement. This Agreement and any Exhibits constitute the complete agreement between the parties and supercede all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement. This Agreement shall also supersede all terms of any unsigned, "shrinkwrap," or "clickwrap" license that may be included in any package, media, or electronic version of the Software or Documentation to the extent inconsistent with this Agreement.

         12.10 Bankruptcy. The parties acknowledge, intend, and agree that the rights granted to Licensee under this Agreement, excluding the trademark rights and Trademark, are grants of intellectual property for which the Licensee is entitled to the protections of 11 U.S.C. s. 365(n).

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
AGREED TO:

MV MergerCo, Inc.:                                   MarketVision Consulting Group, LLC:

Signature: /s/ MARK D. WOODBURN                      Signature: /s/ JOHN CAVANAUGH
           ---------------------------------                    --------------------------------

Name:  Mark D. Woodburn                              Name:  John Cavanaugh
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Title: CFO and Secretary                             Title:
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Address:                                             Address:
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Natural Health Trends Corp.

Signature: /s/ MARK D. WOODBURN
           ---------------------------------

Name:  Mark D. Woodburn
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Title: President and Chief Financial Officer
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Address:
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